Exhibit 10.37
THIS INSTRUMENT AND ANY SECURITIES ISSUABLE PURSUANT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED IN THIS SAFE AND UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.
LanzaTech NZ, Inc.
SAFE
(Simple Agreement for Future Equity)
THIS CERTIFIES THAT in exchange for the payment by ArcelorMittal XCarb S.à r.l. (the “Investor”) of $30,000,000 (the “Purchase Amount”) on or about December 8, 2021, LanzaTech NZ, Inc., a Delaware corporation (the “Company”), subject to the Company obtaining the approvals and waivers set forth in Section 6(h) below and subject to the other terms described herein, issues to the Investor the right to certain PIPE Shares (as defined below) or shares of Capital Stock (as defined below).
1.    Definitions.
“Capital Stock” means the capital stock of the Company, including, without limitations, the common stock of the Company (the “Common Stock”) and the preferred stock of the Company (the “Preferred Stock”).
“Change of Control” means (i) a transaction or series of related transactions in which any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of members of the Board, (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting parent entity or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company. A transaction or series of related transactions that would be a Change of Control but would also be a De-SPAC shall be treated as a De-SPAC and not a Change of Control, to the extent that the Company’s existing stockholders approve such treatment of such transaction or series of related transactions.
“De-SPAC” means a business combination, merger, reorganization or similar transaction, or share exchange or purchase, in which the stockholders of the Company receive securities (i) the class of which is registered or (ii) convertible into securities the class of which is registered, under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) constituting, or upon conversion would constitute (assuming conversion on such date), more than 50% of the outstanding capital stock of a publicly-traded special purpose acquisition company or blank check company, or any successor entity which is listed on a “national securities exchange” registered with the Securities and Exchange Commission under Section 6 of the Exchange Act (a “SPAC”).
“Direct Listing” means the Company’s initial listing of its Common Stock (other than shares of Common Stock not eligible for resale under Rule 144 under the Securities Act) on a national securities exchange by means of an effective registration statement on Form S-1 filed by the Company with the SEC that registers shares of existing capital stock of the Company for resale, as approved by the Board. For the avoidance of doubt, a Direct Listing shall not be deemed to be an underwritten offering and shall not involve any underwriting services.
“Dissolution Event” means (i) a voluntary termination of operations, (ii) a general assignment for the benefit of the Company’s creditors or (iii) any other liquidation, dissolution or winding up of the Company (excluding a Liquidity Event), whether voluntary or involuntary.
“Dividend Amount” means, with respect to any date on which the Company pays a dividend on its outstanding Common Stock, the amount of such dividend that is paid per share of Common Stock multiplied by (x) the Purchase Amount divided by (y) the Liquidity Price (treating the dividend date as a Liquidity Event solely for purposes of calculating such Liquidity Price).
“Equity Financing” means a bona fide transaction or series of transactions with the principal purpose of raising capital, pursuant to which the Company issues and sells Preferred Stock at a fixed valuation, including but not limited to, a pre-money or post-money valuation.
“Initial Public Offering” means the closing of the Company’s first initial public offering of Common Stock pursuant to a registration statement filed under the Securities Act.
“Liquidity Event” means a De-SPAC, a Change of Control, an Initial Public Offering, or a Direct Listing.
“Liquidity Price” means as applicable, (i) the price per share of the PIPE Shares paid by the PIPE investors in a De-SPAC for which definitive agreements are executed and delivered on or before March 8, 2022, and 90% of the price per share of the PIPE Shares paid by the PIPE investors in a De-SPAC for which definitive agreements are executed and delivered after such date, (ii) 90% of the fair market value of the Common Stock at the time of the applicable Change of Control (determined by reference to the purchase price payable for each share of Common Stock in connection with such Liquidity Event if applicable), (iii) 90% of the price at which Common Stock is sold to the public in an Initial Public Offering, (iv) 90% of the closing price of the Common Stock on the first day of trading following a Direct Listing, or (v) 90% of the fair market value of the common stock of the publicly traded entity resulting from the De-SPAC (determined by reference to the value ascribed to such common stock when issued in exchange for Capital Stock), in connection with a De-SPAC not involving a PIPE.
“Proceeds” means cash and other assets (including without limitation stock consideration) that are proceeds from a Change of Control or the Dissolution Event, as applicable, and legally available for distribution.
“Safe” means a simple agreement for future equity. References to “this Safe” mean this specific instrument.
“Standard Preferred Stock” means the shares of the series of Preferred Stock issued to the investors investing new money in the Company in connection with the initial closing of the Equity Financing.

2.    Events.
(a)    PIPE Investment. In connection with a private investment in public equity (a “PIPE”) that is effected in connection with a De-SPAC, the holder of this Safe will be treated as if it were part of such PIPE investment and automatically be entitled to receive the number of shares of capital stock of the entity in which the PIPE investors are investing (the “PIPE Shares”) equal to the Purchase Amount divided by the applicable Liquidity Price. The PIPE Shares issued to the Investor pursuant to the foregoing sentence shall be the same class and type and have the same rights and properties as the PIPE Shares issued to the PIPE investors in connection with the De-SPAC.
In connection with the automatic conversion of this Safe into the right to receive PIPE Shares in connection with a De-SPAC, the Investor will execute and deliver to the Company all of the applicable transaction documents related to such De-SPAC; provided, that such documents are the same documents to be entered into with all of the PIPE investors.
(b)    Equity Financing. If there is an Equity Financing before the termination of this Safe, on the initial closing of such Equity Financing, this Safe will automatically convert into the number of shares of Standard Preferred Stock equal to the Purchase Amount divided by 90% of the lowest price per share of the Standard Preferred Stock.
In connection with the automatic conversion of this Safe into shares of Standard Preferred Stock, the Investor will execute and deliver to the Company all of the transaction documents related to the Equity Financing; provided, that such documents (i) are the same documents to be entered into with the purchasers of Standard Preferred Stock, and (ii) have customary exceptions to any drag-along applicable to the Investor, including (without limitation) limited representations, warranties, liability and indemnification obligations for the Investor.
(c)    Liquidity Event.
(i)    Change of Control. If there is a Change of Control before the termination of this Safe, this Safe will automatically be entitled (subject to the liquidation priority set forth in Section 2(e) below) to receive a portion of Proceeds, due and payable to the Investor immediately prior to, or concurrent with, the consummation of such Change of Control, equal to the greater of (A) the Purchase Amount (the “Cash-Out Amount”) or (B) the amount payable (in cash or other consideration) on the number of shares of Common Stock equal to the Purchase Amount divided by the Liquidity Price (the “Conversion Amount”). If any of the Company’s securityholders are given a choice as to the form and amount of Proceeds to be received in a Change of Control, the Investor will be given the same choice, provided that the Investor may not choose to receive a form of consideration that the Investor would be ineligible to receive as a result of the Investor’s failure to satisfy any requirement or limitation generally applicable to the Company’s securityholders, or under any applicable laws.
Notwithstanding the foregoing, in connection with a Change of Control intended to qualify as a tax-free reorganization, the Company may reduce the cash portion of Proceeds payable to the Investor by the amount determined by its board of directors (the “Board”) in good faith for such Change of Control to qualify as a tax-free reorganization for U.S. federal income tax purposes, provided that such reduction (A) does not reduce the total Proceeds payable to such Investor and (B) is applied in the same manner and on a pro rata basis to all securityholders who have equal priority to the Investor under Section 2(e).

(ii)    Initial Public Offering; Direct Listing; De-SPAC not Involving a PIPE. In connection with an Initial Public Offering, a Direct Listing or a De-SPAC not involving a PIPE, in each case before the termination of this Safe, effective immediately prior to and contingent upon the closing of such Initial Public Offering, Direct Listing or De-SPAC, the holder of this Safe will automatically be entitled to receive the number of shares of Common Stock equal to the Purchase Amount divided by the Liquidity Price.
(iii)    Other Agreements. In connection with the payment of the Proceeds payable to the Investor or the automatic conversion of this Safe into the right to receive shares of Common Stock, as applicable, in connection with a Liquidity Event (other than a De-SPAC involving a PIPE), the Investor will execute and deliver to the Company all of the applicable transaction documents related to such Liquidity Event; provided, that such documents are the same documents to be entered into with all of the holders of Common Stock.
(d)    Dissolution Event. If there is a Dissolution Event before the termination of this Safe, the Investor will automatically be entitled (subject to the liquidation priority set forth in Section 2(e) below) to receive a portion of Proceeds equal to the Purchase Amount, due and payable to the Investor immediately prior to the consummation of the Dissolution Event.
(e)    Liquidation Priority. In a Liquidity Event or Dissolution Event, this Safe is intended to operate like standard non-participating Preferred Stock. The Investor’s right to receive its Cash-Out Amount or Conversion Amount, as applicable, is:
(i)    Junior to payment of outstanding indebtedness and creditor claims, including contractual claims for payment and convertible promissory notes (to the extent such convertible promissory notes are not actually or notionally converted into Capital Stock);
(ii)    On par with payments for other Safes and/or the most senior Preferred Stock, and if the applicable Proceeds are insufficient to permit full payments to the Investor and such other Safes and/or Preferred Stock, the applicable Proceeds will be distributed pro rata to the Investor and such other Safes and/or Preferred Stock in proportion to the full payments that would otherwise be due; and
(iii)    Senior to payments for Common Stock and any junior Preferred Stock.
(f)    Termination. This Safe will automatically terminate (without relieving the Company of any obligations arising from a prior breach of or non-compliance with this Safe) immediately following the earliest to occur of: (i) the issuance of PIPE Shares to the Investor in connection with a De-SPAC pursuant to Section 2(a); (ii) the issuance of Standard Preferred Stock to the Investor pursuant to the automatic conversion of this Safe under Section 2(b); (iii) the payment, or setting aside for payment, of amounts due to the Investor, or the issuance of Common Stock to the Investor in connection with a Change of Control, an Initial Public Offering, a Direct Listing or a De-SPAC not involving a PIPE, pursuant to Section 2(c); or (iv) the payment, or setting aside for payment, of amounts due to the Investor pursuant to Section 2(d); provided, that with respect to (a) clause (ii), the provisions set forth in Section 3 shall survive the termination of this Safe and (b) clauses (i) and (iii), the provisions set forth in Section 3 shall survive the termination of this Safe to the extent the board observer rights granted to other equityholders pursuant to the Company’s existing organizational documents survive the consummation of such transaction.

3.    Board Observer. The Investor may nominate a person from time to time who will have the right to attend all meetings and proceedings of the Board as an observer and to receive all papers provided to the Board, provided such person signs a confidentiality agreement in a form reasonably acceptable to the Board if requested by the Board, provided, further, that the Board reserves the right to withhold any information and to exclude such observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney client privilege between the Company and its counsel or if the Board determines in good faith that disclosure of such information would be detrimental to the Company or if disclosure of such information would result in a conflict of interest for the Company and/or the observer.
4.    Company Representations.
(a)    The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has the power and authority to own, lease and operate its properties and carry on its business as now conducted.
(b)    The execution, delivery and subject to Section 4(d), performance by the Company of this Safe is within the power of the Company and has been duly authorized by all necessary actions on the part of the Company. This Safe constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity. To its knowledge, the Company is not in violation of (i) its current certificate of incorporation or bylaws, (ii) any material statute, rule or regulation applicable to the Company or (iii) any material debt or contract to which the Company is a party or by which it is bound, where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a material adverse effect on the Company.
(c)    The performance and consummation of the transactions contemplated by this Safe do not and will not: (i) violate any material judgment, statute, rule or regulation applicable to the Company; (ii) result in the acceleration of any material debt or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien on any property, asset or revenue of the Company or the suspension, forfeiture, or nonrenewal of any material permit, license or authorization applicable to the Company, its business or operations.
(d)    No consents or approvals are required in connection with the performance of this Safe, other than: (i) the Company’s corporate approvals; (ii) any qualifications or filings under applicable securities laws; (iii) any necessary corporate approvals for the authorization of PIPE Shares or shares of Capital Stock issuable pursuant to Section 2; and (iv) any consents or approvals required in connection with the issuance of securities by a third party.
(e)    To its knowledge, the Company owns or possesses (or can obtain on commercially reasonable terms) sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights necessary for its business as now conducted and as currently proposed to be conducted, without any conflict with, or infringement of the rights of, others.
(e)    The Company does not (a) produce, design, test, manufacture, fabricate, or develop “critical technologies” as that term is defined in 31 C.F.R. § 800.215; (b) perform the functions as set forth in column 2 of Appendix A to 31 C.F.R. part 800 with respect to covered investment critical infrastructure; or (c) maintain or collect, directly or indirectly, “sensitive personal data” as that term is defined in 31 C.F.R. § 800.241; and, therefore is not a “TID U.S. business” within the meaning of 31 C.F.R. § 800.248.
5.    Investor Representations.
(a)    The Investor has full legal capacity, power and authority to execute and deliver this Safe and to perform its obligations hereunder. This Safe constitutes a valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.
(b)    The Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act, and acknowledges and agrees that if not an accredited investor at the time of an Equity Financing, the Company may void this Safe and return the Purchase Amount. The Investor has been advised that this Safe and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Investor is purchasing this Safe and the securities to be acquired by the Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing the Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time.
6.    Miscellaneous.
(a)    Any provision of this Safe may be amended, waived or modified by written consent of the Company and the Investor.
(b)    Any notice required or permitted by this Safe will be deemed sufficient when delivered personally or by overnight courier or sent by email to the relevant address listed on the signature page, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address listed on the signature page, as subsequently modified by written notice.
(c)    The Investor is not entitled, as a holder of this Safe, to vote or be deemed a holder of Capital Stock for any purpose other than tax purposes, nor will anything in this Safe be construed to confer on the Investor, as such, any rights of a Company stockholder or rights to vote for the election of directors or on any matter submitted to Company stockholders, or to give or withhold consent to any corporate action or to receive notice of meetings, until shares of Capital Stock have been issued on the terms described in Section 2. However, if the Company pays a dividend on outstanding shares of Common Stock (that is not payable in shares of Common Stock) while this Safe is outstanding, the Company will pay the Dividend Amount to the Investor at the same time.
(d)    Neither this Safe nor the rights in this Safe are transferable or assignable, by operation of law or otherwise, by either party without the prior written consent of the other; provided, however, that this Safe and/or its rights may be assigned, in whole but not in part, without the Company’s consent by the Investor (i) to the Investor’s estate, heirs, executors, administrators, guardians and/or successors in the event of Investor’s death or disability, or (ii) to any other entity who directly or indirectly, controls, is controlled by or is under common control with the Investor, including, without limitation, any general partner, managing member, officer or director of the Investor, or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, the Investor; and provided, further, that the Company may assign this Safe in whole, without the consent of the Investor, in connection with a reincorporation to change the Company’s domicile.
(e)    In the event any one or more of the provisions of this Safe is for any reason held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Safe operate or would prospectively operate to invalidate this Safe, then and in any such event, such provision(s) only will be deemed null and void and will not affect any other provision of this Safe and the remaining provisions of this Safe will remain operative and in full force and effect and will not be affected, prejudiced, or disturbed thereby.
(f)    All rights and obligations hereunder will be governed by the laws of the State of Delaware, without regard to the conflicts of law provisions of such jurisdiction.
(g)    The parties acknowledge and agree that for United States federal and state income tax purposes this Safe is, and at all times has been, intended to be characterized as stock, and more particularly as common stock for purposes of Sections 304, 305, 306, 354, 368, 1036 and 1202 of the Internal Revenue Code of 1986, as amended. Accordingly, the parties agree to treat this Safe consistent with the foregoing intent for all United States federal and state income tax purposes (including, without limitation, on their respective tax returns or other informational statements).
(h)    The parties acknowledge and agree that before the Company can be obligated to issue any equity securities or instruments convertible into, or exchangeable or exercisable for, such equity securities, it must obtain stockholder approvals and waivers of certain rights held by existing investors to purchase newly issued equity securities of the Company or instruments convertible into, or exchangeable or exercisable for, such equity securities. The parties acknowledge and agree that the Company shall use its best efforts to obtain such approvals and waivers required for the performance of this Safe, and that until such approvals and waivers are obtained, the Company shall be under no obligation to issue any PIPE Shares or shares of Capital Stock pursuant to this Safe; provided, that the failure to obtain such approvals and waivers shall not affect the enforceability of this Safe.
(g)    None of the Company or the Investor or any of their respective affiliates shall make any public announcement concerning or otherwise disclose to any third party (other than to their respective representatives on a confidential basis and only to the extent necessary in connection with each party’s respective rights and obligations under this Safe), the terms or existence of this Safe, except with the prior written consent of the other party hereto. Notwithstanding the foregoing, the Company may disclose the terms and existence of this Safe to third parties (to existing and potential investors or potential acquirors or in connection with required public filings) in connection with an Equity Financing or a Liquidity Event.
(Signature page follows)

    IN WITNESS WHEREOF, the undersigned have caused this Safe to be duly executed and delivered.

LanzaTech NZ, Inc.:

By:

Name:

Title:

Address:

Email:

INVESTOR:

ArcelorMittal XCarb S.à r.l.

By:

Name:

Title:

Address:

Email: